NRG ENERGY, INC.

CODE OF CONDUCT
Last revised July 1 2009

Table of Contents

I.	PHILOSOPHY OF NRG CODE OF CONDUCT........................................3

II.	COMPLIANCE WITH LAWS AND REGULATIONS...................................3

III.	ETHICAL CONDUCT..........................................................................3

A.	YOUR RESPONSIBILITIES.........................................................4

B.	BUSINESS PRACTICES..............................................................4

1.	Domestic and Foreign Business Practices

2.	Confidentiality

3.	Corporate Opportunity

C.	RECORDING AND REPORTING FINANCIAL INFORMATION AND OTHER PUBLIC COMMUNICATIONS..........................................5

1.	Accounting and Disclosures

2.	Public Communications; Media Inquiries

3.	Complaints and Questions

D.	VENDOR RELATIONS................................................................6

E.	CORPORATE ASSETS; DISHONESTY AND THEFT ........................6

F.	CONFLICTS OF INTEREST.........................................................7

1.	Definition and Examples

2.	Gifts

3.	Disclosures

4.	Special Provisions for Directors

G.	POLITICAL PROCESSES AND GOVERNMENT RELATIONS...........9

1.	Political Participation

2.	Political Contributions

3.	Government Relations

a. Lobbying
b. Communications
c. Conflicts of Interest
d. Employment

H.	ANTITRUST LAWS.....................................................................11

I.	SECURITIES TRANSACTIONS AND CONFIDENTIALITY...............12

J.	HEALTH AND SAFETY...............................................................12

K.	ENVIRONMENTAL POLICY........................................................13

L.	INTELLECTUAL PROPERTY...................................................13

1.	Intellectual Property of NRG

2.	Intellectual Property of Others

3.	Computer Software

M.	MARKET MANIPULATION AND REGULATION..........................15

IV.	YOUR PERSONAL COMMITMENT TO NRG.........................................16

A.	DRUGS AND ALCOHOL.............................................................16

B.	EQUAL EMPLOYMENT AND HARASSMENT FREE WORKPLACE...17

C.	WORKPLACE VIOLENCE PREVENTION......................................17

D.	EQUIPMENT USE AND E-MAIL..................................................17

V.	WAIVERS AND VIOLATIONS OF NRG CODE OF CONDUCT ....................17

VI.	NO RIGHTS CREATED......................................................................18

VII.	SEEKING GUIDANCE, REPORTING AND INVESTIGATION OF

APPENDIX C-NRG ENERGY, INC. ENERGY TRADING COMPLIANCE MANUAL..C-1

NRG CODE OF CONDUCT

The NRG Code of Conduct contains a statement of the values and policies that are the foundation of the way we do business at NRG. The NRG Code of Conduct has been approved by the Board of Directors, and all NRG directors, officers and employees (including temporary employees) must be familiar with the NRG Code of Conduct and abide by it. The NRG Code of Conduct is not intended to supersede any applicable legal or regulatory requirements, and it does not replace any other NRG policies.

I. PHILOSOPHY OF NRG CODE OF CONDUCT

At NRG we adhere to the highest legal and ethical standards in our relations with competitors, partners, the public, the government, the media, business colleagues, suppliers, customers and each other. Thus, in many instances the requirements and guidelines of the NRG Code of Conduct go beyond the requirements of applicable law.

II. COMPLIANCE WITH LAWS AND REGULATIONS

The Company will conduct all of its activities in compliance with all applicable federal, state and local laws, regulations and judicial decrees. At no time should directors, officers or employees take any action on behalf of the Company that they know, or reasonably should know, violates any law.

If you have the slightest question about the propriety of any proposed action on the Company’s behalf, submit it to your supervisor. If you are not comfortable discussing the activity with your supervisor, contact the NRG Legal Department or the Corporate Compliance Officer, or call the NRG Ethics Hotline (1.888.263.0463). The NRG Ethics Hotline is available 24 hours a day, seven days a week to report concerns. The hotline is administered by an outside company to assure confidentiality and anonymity, if desired.

If you know of or suspect a violation of applicable laws or regulations, the NRG Code of Conduct, or NRG’s related policies, you should immediately report that information to your supervisor or to the NRG Legal Department, the Corporate Compliance Officer, Human Resources or the NRG Ethics Hotline. The Board of Directors of the Company will be informed of any complaints regarding the conduct of senior management. NRG prohibits any retaliation against anyone who comes forward in good faith with a concern.

III. ETHICAL CONDUCT

NRG expects each director, officer and employee to go beyond literal compliance with legal requirements; each one should adhere to the spirit of the law, as well as high moral and ethical business standards. Unethical practices and activities do not serve the interests of the Company or the community, even if they do not technically violate the law.

Any waiver of the NRG Code of Conduct for the benefit of a director or senior officer may only be made by the Board of Directors, and will be publicly disclosed to the extent required by law, regulation and applicable listing standards.

A. Your Responsibilities.

1.	Know and comply with the NRG Code of Conduct, NRG policies and the laws and regulations that apply to your NRG business activities.

2.	Be honest, fair and trustworthy in all NRG activities and relationships.

3.	Create and support a culture that values integrity and ethical conduct.

4.	Create and support an environment in which equal opportunity and freedom from harassment extend to all.

5.	Comply with NRG’s policies regarding conflicts of interest between work and personal affairs.

6.	Report to your supervisor, the NRG Legal Department, the Corporate Compliance Officer or the NRG Ethics Hotline any suspected violations of law, the NRG Code of Conduct or NRG policies and cooperate in any internal investigation into possible violations.

B. Business Practices.

It is NRG’s policy to deal fairly with its employees, customers, business associates, partners, suppliers, competitors and the governments of all jurisdictions in which it operates. You should not take unfair advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of material facts or any other unfair-dealing practice. When purchasing goods and services in the conduct of its business, NRG will select suppliers on the basis of ability, performance and value, irrespective of their political affiliations, positions on public policy issues or any personal connections.

1.	Domestic and Foreign Business Practices

NRG’s directors, officers and employees are not authorized to pay or receive any bribe, kickback or other similar unlawful payment to or from any public official, or government, or other individual, whether foreign or domestic, to secure any concession, contract or other favorable treatment for NRG or the individual. This prohibition extends to the payment or receipt of money or anything else of value to consultants, agents or other intermediaries when the individual has reason to believe that some part of the payment or “fee” will be used for a bribe or otherwise to influence action.

Because NRG does business outside the United States, all directors, officers and employees are required to be aware of and comply with NRG’s “Approved Policy on the Foreign Corrupt Practices Act and Foreign Agents, Consultants and Joint Venture Partners,” as it may be amended from time to time. A copy of the Policy is attached as Appendix A and is available on the NRG intranet, the Insider, at http://insider/Pages/PoliciesandProcedures.aspx.

It is proper for the Company to gather information about the marketplace, including information about its competitors and their products and services. The Company also wants to compete fairly and to avoid even the appearance of improper agreements and understandings. Therefore, the Company and its employees will act in accordance with applicable laws and accepted ethical industry practices regarding gathering competitive data.

2. Confidentiality

a.	Generally

In the course of their work, directors, officers and employees have access to records, files and other information containing, and participate in discussions regarding, non-public, confidential information regarding the Company, its business, employees, investors, business associates, vendors and customers and other matters (such information is referred to collectively as “confidential information”). Individuals who have access to the Company’s confidential information must strictly protect the confidentiality of such information. Disclosure of confidential information is prohibited, except when such disclosure is specifically authorized or legally mandated.

b.	Special Provisions for Directors

No director shall disclose any confidential information of the Company to any third party (including, without limitation, any affiliate (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) or associate (as such term is defined in Rule 14a-1 under the Securities Exchange Act of 1934, as amended) of such director) without the specific authorization of the Board of Directors by a resolution of a majority of the entire Board. Any noncompliance of this section by any director shall be determined by the Board in its reasonable, good faith judgment by a resolution of a majority of the entire Board.

In the event of noncompliance by any director of this confidentiality obligation, the Board shall determine the appropriate consequences in its reasonable, good faith judgment by a resolution of a majority of the entire Board, which consequences may include, without limitation, one or more of the following: (1) termination of any or all memberships of such director on Board committees, (2) forfeiture of all or a portion of such director’s compensation (whether in the form of cash, equity (including any unvested equity options, awards or grants) or otherwise) and/or, (3) on or after August 1, 2009, if there has been a prior judgment on the merits by a court of competent jurisdiction that such director’s breach of this confidentiality obligation constituted a breach of the director’s duty of loyalty to the Company, application by the Company to the Delaware Chancery Court for removal of the director pursuant to Section 225(c) of the Delaware General Corporation Law.

3. Corporate Opportunity

Officers, employees and directors owe a duty to NRG to advance its legitimate interests when the opportunity to do so arises. If an officer or employee learns of a business or investment opportunity through the use of corporate property or information or his or her position at NRG, such as from a competitor or actual or potential customer, supplier or business associate of NRG, he or she may not participate in the opportunity or make the investment without the prior written approval of the Corporate Compliance Officer. Such an opportunity should be considered an opportunity for NRG in the first instance. An officer or employee may not use corporate property or information or his or her position at NRG for improper personal gain, and may not compete with NRG.

C. Recording and Reporting Financial Information and Other Public Communications.

1. Accounting and Disclosures

Company books and records must show all Company transactions accurately and in reasonable detail. For this reason, the Company has established accounting control procedures. The Company prohibits any attempts to create false or misleading records or to deviate from established accounting procedures. Officers and employees must not alter bills, vouchers or related NRG documents except to correct errors, and must not destroy records with the intent of impeding an authorized investigation. Officers, employees or Company agents involved in an effort to disguise transactions, create or use unrecorded funds or evade the law will be subject to legal and disciplinary action. Officers and employees should abide by the Records Management Policy, which is available on the NRG intranet, the Insider, at http://insider/Pages/PoliciesandProcedures.aspx.

NRG will provide full, fair, accurate, timely and understandable disclosures in all reports and documents that it files with, or furnishes to, the Securities and Exchange Commission (“SEC”) and in other public communications made by the Company. Management is responsible for developing, implementing, and monitoring an effective system of business controls for the purpose of providing all stakeholders reasonable assurance that laws are being obeyed, financial reporting is accurate and operations are managed efficiently and effectively. All employees are responsible for complying with the policies and procedures that incorporate these controls.

Any individual who has any question about the propriety of any disclosure by the Company to the SEC or any other public communication should raise the issue with his or her supervisor, the NRG Legal Department, the Corporate Compliance Officer, or report the concern through the NRG Ethics Hotline (1.888.263.0463).

In the event of litigation or a governmental investigation, employees must consult with the NRG Legal Department. If you learn of a subpoena or pending or contemplated litigation or governmental investigation, you should immediately contact the NRG Legal Department. You must retain all records that may be responsive to the subpoena or relevant to the litigation or that may pertain to the investigation until you are advised by the NRG Legal Department as to how to proceed.

2. Public Communications; Media Inquiries

To ensure that the Company’s communications with the public are accurate, complete and in compliance with applicable law, all news media, securities analyst and investor inquiries should be referred to the Communications Department or the Investor Relations Department, as appropriate.

3. Complaints and Questions

The Audit Committee of the Company’s Board of Directors has established procedures for receiving, treating, and retaining complaints, including complaints by “whistle blowers,” concerning questionable accounting, internal accounting controls or auditing matters. These procedures may be found on the Company’s website and on the Company’s internal website, the Insider. Among other things, these procedures encourage any individual who has any concern regarding questionable accounting, internal accounting controls or auditing matters to report the concern to the Audit Committee through the NRG Ethics Hotline (1.888.263.0463).

D. Vendor Relations.

All purchasing professionals acting on behalf of NRG and/or involved with vendors shall refrain from any business or professional activities that would create a conflict between personal or vendor interests and the interests of the Company.

E. Corporate Assets; Dishonesty and Theft.

All employees, officers and directors should protect the Company’s assets and ensure their efficient use. Theft, carelessness and waste have a direct impact on the Company’s profitability. All Company assets should be used for legitimate purposes. No director, officer or employee shall knowingly:

•	Engage in fraud or embezzlement affecting Company property, funds, securities or other assets;

•	Willfully damage or destroy property or materials belonging to the Company, its employees or customers;

•	Divert electric energy, natural gas, or any other product produced or owned by the Company or service provided by the Company for personal gain;

•	Remove property, material or money from the Company, its employees, or its customers for personal gain;

•	Receive property, materials or money belonging to the Company, its employees or its customers for personal gain;

•	Use Company equipment or property for non-Company purposes or activities, except in accordance with established NRG policies;

•	Access, remove, publish, destroy or alter private or confidential information existing in physical Company records or electronically stored information, except in accordance with established NRG policies;

•	Remove, publish, destroy or alter physical Company records or electronically stored information affecting the Company, its employees or customers, except in accordance with established NRG policies; or

•	Copy, reprint, duplicate, recreate in whole or in part, computer programs or related systems developed or modified by NRG personnel, or acquired from outside vendors, except in accordance with established NRG policies.

Any employee who becomes aware of any acts involving embezzlement, theft, improper purchases, pilferage, commercial bribery, improper disbursements or reimbursements, wrongful reporting, improper use of electronically stored information, conflict of interest or other internal frauds must report such conduct immediately to his or her supervisor. If you are not comfortable reporting the activity to your supervisor, or your supervisor does not respond, report such activity to the NRG Legal Department, the Corporate Compliance Officer or the NRG Ethics Hotline (1.888.263.0463).

F. Conflicts of Interest.

We must avoid not only the reality but also the appearance of any favoritism or conflict of interest in all of our dealings in business and finance, with vendors, suppliers, partners, consultants and other companies. It is essential to keep in mind that, when faced with a possible conflict of interest, prompt and full disclosure is the correct and the necessary first step in resolving the issue.

1. Definition and Examples

A conflict of interest arises when your duties or position present an opportunity for personal gain or when your personal interests could influence your professional judgment. As an officer or employee of NRG, you are expected to give undivided loyalty to NRG. Officers and employees should not cause NRG or themselves to have a conflict of interest. Officers and employees are expected to avoid any investment, interest, association or relationship that interferes or would appear to interfere with their independent exercise of judgment in the Company’s best interests. The requirement of freedom from conflicts of interest that applies to all employees extends also to situations involving immediate family members. It’s each of our responsibilities to avoid situations where our loyalty may become divided.

Examples of potential conflicts of interest relevant to officers and employees include:

•	Having a personal financial interest in a company to which you give business.

•	Directing business to a supplier owned or managed by a relative or close friend.

•	Having a personal financial interest in a company that makes products or does work in an area directly related to your responsibilities at NRG (e.g., a competitor).

•	Receiving cash, personal discounts, or anything of value from a party with whom NRG does business, such as receiving discounts on lodging for booking an event for NRG personnel at a resort or hotel.

•	Using NRG equipment for personal uses or to assist in an outside business.

•	Having a personal financial interest in an organization where you have to spend time during your normal NRG working hours or using NRG equipment for that organization.

•	Working on NRG property or NRG time for anyone other than NRG unless instructed to do so.

2. Gifts

Directors, officers and employees and members of their households shall not accept gifts, entertainment, employment of household members or other favors that could influence (or appear to influence) impartial performance of their job or duties or that could place the individual under an obligation to a party dealing, or attempting to deal, with NRG. Similarly, officers and employees should not offer gifts to customers or other persons with the expectation of getting something in return (e.g., a contract award). If you are offered money or a gift not in conformity with the exceptions noted above, or if either arrives at your office or home, you must report it to your supervisor in writing with a copy to the Corporate Compliance Officer.

3. Disclosures

Disclosures of personal interest or other circumstances that might constitute conflicts of interest must be made promptly by employees to their immediate supervisor. The supervisor (with the assistance of the Human Resources and NRG Legal Departments, if necessary) will arrange for resolution in a manner best suited to the interests of NRG with a reasonable view to the employee’s needs. An employee may proceed with a transaction that is, or may be, a conflict of interest only after receiving pre-approval from the Corporate Compliance Officer.

If you are an NRG manager or officer and are requested to serve as an officer or director of another corporation or business, you must obtain the approval of the Corporate Compliance Officer before accepting the position.

4. Special Provisions for Directors

Directors are expected to dedicate their best efforts to advancing the Company’s interests and to make decisions regarding the Company based on the Company’s best interests and independent of outside influences. Without limiting the foregoing, the Company nonetheless may find it appropriate to nominate as directors persons who have industry knowledge, experience or relationships that are of value to the Company, although they carry with them the potential to create actual or potential conflicts of interest. Directors must therefore be particularly sensitive to conflicts of interest, and must handle them in the most ethical and forthright manner.

Disclosures of personal interest or other circumstances that might constitute conflicts of interest must be made promptly by directors to the Chairman of the Governance and Nominating Committee, with copies to the Chairman of the Board and the General Counsel. The Chairman of the Governance and Nominating Committee shall review the circumstances and arrange for resolution in a manner best suited to the interests of NRG with a reasonable view to the director’s needs. Appropriate action may include recusal of the director from votes or meetings or portions thereof, the establishment of restrictions on the information that will be provided to such director, or such other action as is deemed appropriate. A director may proceed with a transaction that is, or may be, a conflict of interest only after receiving approval from the Board.

G. Political Processes and Government Relations.

1. Political Participation

NRG encourages political participation by its directors, officers and employees, always recognizing that such involvement is strictly voluntary and is not to be conducted on Company time.

NRG recognizes that major corporate issues can be at stake in the political arena. The Company will exert no pressure, directly or indirectly, to influence decisions of directors, officers and employees who serve in public positions. Directors, officers and employees seeking an elective office should be sensitive to potential conflicts of interest, and must notify the Corporate Compliance Officer prior to taking any such action. NRG expects such officeholders confronted with potential conflicts of interest to act in the public interest, guided by their consciences. Directors, officers and employees expressing their personal views on political issues or candidates shall indicate clearly that such views are their own and that they are not acting on behalf of the Company.

The Company urges its directors, officers and employees, when they participate in community affairs and political activities, to use good judgment so that their outside activities do not adversely affect NRG and to act responsibly to avoid unfavorable publicity for the Company. Individuals must not use Company property, including computer systems and NRG e-mail addresses, to participate in politics or to express their personal views on political issues.

2. Political Contributions

Each country in which NRG does business has laws regarding the use of corporate funds or resources for support of political parties or candidates. In the U.S., for example, the law restricts the Company with respect to any direct or indirect contributions or use of corporate funds or resources to any political party or candidate. Payments of corporate funds to any political party, candidate or campaign may be made only if permitted under applicable law and approved in writing in advance by the Corporate Compliance Officer, the General Counsel, and the Senior Vice President – Regulatory & Government Affairs.

Every director, officer and employee has the right to make all decisions regarding personal political contributions. Pressure of any kind, direct or implied, is against Company policy.

3. Government Relations

NRG is in regular contact with government and regulatory officials to keep them informed about Company operations and issues. You should direct any questions about these standards to your supervisor, the NRG Legal Department, or the Corporate Compliance Officer.

a.	Lobbying

Officers and employees who work on legislative matters must obey applicable laws covering permissible lobbying activities and disclosure requirements. Officers and employees responsible for contacts with governmental entities must be familiar with, and abide by, all rules adopted by the various agencies or other government bodies. In addition, these individuals must comply fully with all lobbyist registration and reporting requirements, as prescribed by applicable law.

b. Communications

Officers and employees frequently communicate with persons who are decision makers about matters involving the Company. Decision makers include judges, administrative law judges, arbitrators and government employees who have the authority to approve permits, applications, petitions, contracts, rules or rates. In most cases, the legislative process allows communications about proposed legislation with those who are responsible for its adoption. In such cases, elected officials and other legislative officials are not considered decision makers under this rule.

When communicating on a matter pending before a decision maker, NRG officers and employees shall follow all rules relating to such communications, including rules restricting non-public or off-the-record communications. If a communication is on a matter that is not pending before the decision maker or is not a contested matter, it shall take place during normal office hours in a regular business setting.

c. Conflicts of Interest

When a contested matter is pending before a decision maker, or a body or agency of which the decision maker is a member, the Company will not sponsor activities of any kind for the decision maker or any employee of that body or agency. (A “contested matter” means any matter in which a person has intervened or where NRG knows that a person will oppose NRG.) At these times, NRG will not initiate social contact with such decision makers. Should directors, officers or employees find themselves in social settings with decision makers, they must not discuss any pending contested matter.

When no contested matter is pending before a decision maker or a body or agency of which the decision maker is a member, the Company may sponsor activities for that decision maker or any employee of the group. When the activities include food, beverage, transportation or other costs, NRG representatives, upon request, will inform the decision maker or any employee of the body or agency of the individual’s share of the costs so the individual can pay the appropriate share.

d. Employment

NRG will consider employment applications from government agency staff members on merit, provided the applicant has no involvement in a pending Company matter. No director, officer or employee will discuss future employment with any agency staff member involved in a pending Company matter.

H. Antitrust Laws.

NRG will fully comply with the applicable antitrust or competition laws in all jurisdictions in which it conducts business. Antitrust laws are complex and vary from country to country. Their premise is that the economy and public will benefit most if businesses compete vigorously, free from unreasonable restraints. Their application is heavily dependent on the particular facts about a company’s products, markets and activities. Generally, antitrust laws prohibit combinations of entities from acting together for the purpose or effect of controlling prices or reducing competition.

Among the types of activities that are prohibited are:

1.	Conspiracies and understandings between NRG and its competitors regarding prices, bids, customers, territories and other competitive matters. Precautions should be taken to avoid giving even the appearance of such conspiracies or understandings in industry meetings, discussions, correspondence and other communications with competitors.

2.	Agreements or understandings with competitors or customers not to deal with a particular customer or supplier.

3.	Distributor arrangements that unduly limit selection or pricing available to their customers or to ultimate consumers of our products and services. All resale pricing agreements, group boycotts, and product tying arrangements are prohibited.

4.	Use of financial or other strengths of NRG to gain an unfair advantage in competitive businesses. Examples include: deception; intimidation; disparagement; bribery; misappropriation of trade secrets; and coercive reciprocal dealing.

5.	Unilateral action that is exclusionary and tends to create or maintain monopoly power in the marketplace for some particular product or service.

6.	Discrimination in the prices to buyers of similar goods who are similarly situated, during the same market conditions, subject to several complex defenses and conditions.

7.	False and misleading advertising that either disparages a competing product or service, or conveys material misleading information about NRG’s own product or service.

If a competitor, customer or supplier tries to discuss subjects with you that raise concerns about anticompetitive conduct, you should refuse to do so and ask the person to stop immediately. If necessary, you should leave or otherwise terminate the conversation and report the matter to the NRG Legal Department.

Violations of antitrust laws can result in expensive lawsuits and substantial civil and criminal penalties, and in some countries carry criminal sanctions for the responsible persons. At an early stage, decisions and transactions that raise antitrust issues should be reviewed for compliance by the NRG Legal Department.

I. Securities Transactions and Confidentiality.

The laws of the United States and many of the other countries where NRG conducts business make it unlawful for a person possessing material nonpublic information concerning an issuer of securities (such as a company whose shares are publicly traded) to purchase or sell the securities, directly or indirectly through family members or others, until the information is publicly available and absorbed by the market. A person who violates these laws may be subject to criminal prosecution and civil liability.

NRG directors, officers and employees are frequently the recipients of material non-public information regarding NRG, as well as other public companies including partners, customers, suppliers and potential merger and acquisition targets. No director, officer or employee may trade in the stock or other securities of any company when he or she knows material nonpublic information about that company. No director, officer or employee may convey material nonpublic information about a company to others or suggest that anyone purchase or sell any company’s securities while aware of material nonpublic information about that company. This policy applies to your immediate family, anyone living in your household, anyone acting on your behalf, or anyone on whose behalf you are acting. However, there is an exception for trades made pursuant to a pre-existing trading plan. NRG has adopted a “Securities Trading and Non-Disclosure Policy,” attached as Appendix B and available on the NRG intranet, the Insider, at http://insider/Pages/PoliciesandProcedures.aspx, which provides more detailed information regarding NRG’s trading and non-disclosure policies. Each individual is required to be aware of and comply with NRG’s Securities Trading and Non-Disclosure Policy (as it may amended from time to time), as well as with the related laws of every country in which the individual conducts NRG business.

J. Health and Safety.

Safety is a basic company value and must be our top priority. There is no job we do or service we perform that is so urgent that we cannot take the time to recognize hazards, and use the proper tools, equipment, and processes to do the work safely.

Officers, employees, supervisors, and managers are expected to constructively participate in NRG safety program activities, to maintain an awareness of worksite hazards, to maintain the worksite and the facility in a safe condition, to understand and strictly comply with all safety rules and safe work practices, and to perform each task safely. A fundamental rule at NRG is “if it isn’t safe, don’t do it.” Officers and employees are expected to resolve safety concerns that are within their control, and to bring concerns not in their control up their respective management chains for resolution before proceeding with any work in question.

Our safety and health policy is to provide safe, clean, neat, orderly and healthful facilities. We will act in such a way that ensures:

•	We operate NRG’s business with consideration for public safety.

•	We comply with all safety and health laws as minimums, and use a best practice approach to safety and health.

•	We maintain each facility and all equipment in a safe condition.

•	We encourage the safety and health of our employees through the activities of a prescribed aggressive, pro-active safety program.

•	Our officers, employees, supervisors, and managers have ownership, responsibility, and the ability to be pro-active in safety, to maintain a safe and healthful workplace, and to take appropriate action by their own initiative to prevent accident and injury.

If you have any questions about safe work practices or rules, ask your supervisor or contact the NRG Safety Department at 609.524.4649.

K. Environmental Policy.

NRG is committed to conducting its worldwide operations in a manner that meets or exceeds all applicable environmental laws and regulations: (a) through diligent efforts designed to quantify and reduce the environmental impacts of its operations; (b) by promoting compliance with applicable laws and regulations and environmental protection as the responsibility of each officer and employee; and (c) by identifying and responding to regulatory trends that have the potential to significantly impact existing and planned facilities. NRG’s environmental policies are set forth in detail in NRG’s Corporate Environmental Policies and Procedures Manual.

L. Intellectual Property.

In addition to NRG’s tangible assets, NRG personnel use a great variety of intangible “intellectual property.” Generally speaking, “intellectual property” refers to proprietary information, ideas, writings, designs, artworks, processes, and the like.

Common types of intellectual property used by NRG personnel include:

•	market data

•	business plans and strategies

•	employee data

•	manufacturing processes and improvements

•	computer software

•	trade names and logos

•	research

Intellectual property may be part of:

•	business records

•	employee records

•	books, magazines and other publications

•	procedure and training manuals

•	electronic mail and information services

1. Intellectual Property of NRG

Much of the intellectual property used by NRG personnel is owned by NRG. That property is an NRG asset and personnel must take appropriate steps to protect it. NRG personnel who use or have access to confidential NRG information and trade secrets must not disclose that information or those secrets to anyone outside the Company. Confidential information and trade secrets should not be shared with others inside the Company unless the information is needed for the others to do their jobs properly. Undisclosed intellectual property of NRG will be protected by means of confidentiality agreements with third parties when it is necessary to share the information with another party. It should never be used for an employee’s personal benefit or for the profit or benefit of persons outside of NRG, without the express written approval of a senior officer.

The obligation to protect NRG’s intellectual property does not end when an employee leaves NRG. First, when an employee leaves NRG he or she must return to NRG all NRG correspondence, notes, reports, and other documents, whether written, electronic or otherwise, in his or her possession. Second, after the employee leaves, he or she must continue to protect NRG’s confidential information and trade secrets until they either become publicly available or NRG determines that they no longer require protection.

All copyrights, patents, trade secrets or other intellectual property associated with every idea, concept, technique, invention, process and work of authorship developed or created by you in the course of performing work for the Company belongs to the Company and, if requested, shall be specifically assigned by you to the Company.

2. Intellectual Property of Others

Some of the intellectual property used by NRG personnel is owned by others. That property may be subject to one or more of a variety of legal protections that must be respected. Those legal protections include federal laws on copyright, trademarks and patents, as well as state trade secret laws and NRG’s contractual obligations.

Unless permission is clearly not required, the protected intellectual property of others must be used only with permission of the owner. Confidentiality agreements with third parties to protect their confidential information will be honored.

Often, the fact that the property is protected will be obvious. For example, copyrighted writings usually bear the © symbol, protected trademarks are marked with the ® symbol, and machines using patented processes will bear a patent number or a reference to patents pending. These markings, however, are not always necessary to secure legal protection. For example, original writings and other expressions subject to copyright are protected from the moment they are created. As a result, personnel who use intellectual property created by others must be careful to limit use to permitted uses only.

Employees who have a question about proper use of intellectual property should, for their own protection as well as the Company’s, consult the NRG Legal Department.

3. Computer Software

Officers and employees who use computer software should be aware that the copyright laws that protect software do not allow a software purchaser to make additional copies without the express permission of the owner, except for copying onto a single computer to permit access to one user at a time, and copying for archival purposes only.

Officers and employees are responsible for assuring that the software on their assigned computers is being properly used in accordance with the applicable license.

Unauthorized copying of software can subject an individual to civil and criminal penalties, as well as to Company sanctions.

M. Market Manipulation and Regulation.

NRG and its employees will comply with all applicable market rules and Federal Energy Regulatory Commission (FERC) rules in effect and as may be amended from time to time. Without limiting the foregoing, all NRG employees must comply with the Market Manipulation Rules as implemented by the FERC, as they may be amended from time to time. The Market Manipulation Rules make it unlawful for any entity, directly or indirectly, in connection with the purchase or sale of natural gas or electric energy or the purchase or sale of transportation or transmission services subject to the jurisdiction of FERC:

• to use or employ any device, scheme, or artifice to defraud;

•	to make any untrue statement of material fact or to omit to state a material fact necessary to make the statements made, in the light of the circumstances under which they were made, not misleading; or

•	to engage in any act, practice, or course of business that would operate as a fraud or deceit on any entity.

“Fraud” is broadly defined to generally include any action, transaction, or conspiracy for the purpose of impairing, obstructing, or defeating a well-functioning market. Examples of fraud include wash trades, transactions based upon the provision of false or misleading information, and artificially created congestion. A “material fact” is similarly broadly defined.

Violations may result in civil and criminal penalties of up to $1 million per violation per day with violators facing up to five (5) years imprisonment per violation. In addition, courts have the power to permanently bar an individual from acting as an officer or director of an electric utility or natural gas company, or from engaging in any way in the business of buying or selling electric energy, natural gas, or jurisdictional transmission services.

NRG’s Energy Trading Compliance Manual is attached as Appendix C and available as part of the NRG Code of Conduct on the NRG intranet, the Insider, at http://insider/Pages/PoliciesandProcedures.aspx. The Manual incorporates the rules and regulations discussed here as well as the market rules and Company procedures related to physical and financial energy trading and origination.

NRG is responsible for complying with the North American Electric Reliability Corporation (NERC)
Reliability Standards. Reliability Standards are the planning and operating rules that electric utilities follow to ensure the most reliable system possible. NRG employees are responsible for ensuring that they understand and implement the Reliability Standards requirements that apply to their positions. Specific questions about NERC’s Reliability Standards should be directed to the appropriate supervisor or the NRG Legal Department.

IV. YOUR PERSONAL COMMITMENT TO NRG

A fundamental obligation of all directors, officers and employees is to perform responsibilities efficiently, courteously, openly, honestly, and with loyalty. Internal cooperation and goodwill build the foundation for external relations.

A. Drugs and Alcohol.

It is NRG’s desire to provide a drug-free, healthful, and safe workplace. To promote this goal, employees are required to report to work in appropriate mental and physical condition to perform their jobs in a satisfactory manner.

Employees may not possess, use, distribute, sell or be under the influence of illegal drugs on NRG property or while conducting NRG business, whether on or off NRG property. The legal use of prescribed drugs or over-the-counter medications is permitted on the job only if it does not impair an employee’s ability to perform the essential functions of the job effectively and in a safe manner that does not endanger the employee or other individuals in the workplace. Employees may not possess, use, distribute, sell or be under the influence of alcohol while on NRG property.  As an exception, the Chief Executive Officer, the Chief Operating Officer, the Chief Administrative Officer, or a Regional President may authorize Company representatives to serve alcohol in moderation on NRG property for specified Company sponsored occasions.  In such circumstances, all employees are expected to conduct themselves consistent with the NRG Code of Conduct.

This policy applies to all officers and employees. Failure to abide by this policy may result in disciplinary action up to and including termination of employment. A copy of the NRG Drug-Free Workplace Policy is available on the NRG intranet, the Insider, at http://insider/Pages/PoliciesandProcedures.aspx.

B. Equal Employment and Harassment Free Workplace.

NRG is committed to providing a work environment free of discrimination, intimidation, and harassment. NRG provides equal opportunity to all employees and prospective employees without regard to race, color, religion, national origin, sex, age, disability, marital status, sexual orientation or veteran status. Retaliation or discrimination will not be tolerated against any employee or applicant for employment because he or she has opposed any unlawful employment practice, filed a discrimination charge or complaint, or testified, assisted, or otherwise participated in any investigation. Copies of NRG’s Equal Opportunity Employment Policy and Harassment Free Workplace Policy are available on the NRG intranet, the Insider, at http://insider/Pages/PoliciesandProcedures.aspx.

C. Workplace Violence Prevention.

NRG is committed to maintaining a safe work environment to the fullest extent reasonably possible. Therefore, NRG has established guidelines to deal with intimidation, harassment, threats of violence, or actual violence that may occur during business hours or on NRG premises. All employees should be treated with courtesy and respect at all times. Employees are expected to refrain from fighting, “horseplay,” or any other conduct that may be dangerous to others. Weapons and other dangerous or hazardous devices or substances are not permitted on NRG premises at any time. Conduct that threatens, intimidates, harasses or coerces an employee, a vendor or contractor, or a member of the public at any time on NRG property or during an employee’s working time, whether on or off NRG property, will not be tolerated. A copy of the NRG Workplace Violence Prevention Policy is available on the NRG intranet, the Insider, at http://insider/Pages/PoliciesandProcedures.aspx.

D. Equipment Use and E-Mail.

Electronic communications systems greatly aid our day-to-day business. All NRG electronic communication systems, such as e-mail and voicemail, are made available to you only to conduct NRG business and incidental non-solicitational use. Company systems, including computer software and information provided by NRG and loaded on your computer, are NRG property and subject to review by appropriate, authorized personnel (unless expressly prohibited by law). Copies of the NRG Equipment Use and E-Mail Policy and the Information Technology End User Manual are available on the NRG intranet, the Insider, at http://insider/Pages/PoliciesandProcedures.aspx.

V. WAIVERS AND VIOLATIONS OF NRG CODE OF CONDUCT

Waivers of the NRG Code of Conduct will only be made in exceptional circumstances. Any waiver for the benefit of an employee must be in writing from a senior officer of the Company. Any waiver of the NRG Code of Conduct for the benefit of a director or senior officer may only be made by the Board of Directors, and will be publicly disclosed to the extent required by applicable laws, regulations and listing standards.

Individuals who violate the law, the NRG Code of Conduct or NRG policies will be subject to discipline, suspension as necessary (with or without pay) for the purpose of investigation and, subject to applicable law and agreements, possible termination of employment. Additional actions may include reassignment of work duties and limitation in future job opportunities. Violations of law may be referred to local law enforcement authorities for possible prosecution.

Failure to provide information concerning another individual’s violation of law or NRG policies is also a violation of the NRG Code of Conduct and will be subject to appropriate discipline. Information may be provided on an anonymous basis using the NRG Ethics Hotline (1.888.263.0463).

VI. NO RIGHTS CREATED

The NRG Code of Conduct is a statement of policies for individual and business conduct and does not, in any way, constitute an employment contract or an assurance of continued employment. It is not intended to and does not create any rights in any director, officer, employee, client, supplier, competitor, shareholder or any other person or entity.

VII. SEEKING GUIDANCE, REPORTING AND INVESTIGATION OF SUSPECTED VIOLATIONS

This NRG Code of Conduct cannot provide definitive answers to all questions. If you have questions regarding any of the policies discussed in this Code or if you are in doubt about the best course of action in a particular situation, you should seek guidance from your supervisor, the Corporate Compliance Officer, the NRG Legal Department or the other resources identified in this NRG Code of Conduct.

It is your responsibility to report suspected violations of law, the NRG Code of Conduct or NRG policies. If you believe that an NRG director, officer, employee, contract worker, consultant, or NRG supplier or subcontractor, or any NRG organization is violating the law, the NRG Code of Conduct or NRG policy or is engaged in activities on NRG’s behalf that may damage NRG’s reputation, you should bring your concerns to your supervisor or to one of the following:

•	Corporate Compliance Officer—Julie Friedberg (609.524.5232), julie.friedberg@nrgenergy.com

•	General Counsel —Michael Bramnick (609.524.4598), michael.bramnick@nrgenergy.com

•	Vice President, Human Resources—Jill Nangeroni (609.524.4539), jill.nangeroni@nrgenergy.com

•	Controller—Jim Ingoldsby (609.524.4731), jim.ingoldsby@nrgenergy.com

•	Vice President, Internal Audit—Patti Helfer (609.524.4630), patti.helfer@nrgenergy.com

•	NRG Ethics Hotline (1.888.263.0463)—Caller ID is not used by the Hotline and it is administered by an outside company to assure confidentiality and anonymity, if desired.

Directors should report suspected violations of the law, the NRG Code of Conduct or NRG policies to the Chairman of the Governance and Nominating Committee or the General Counsel.

All reported violations will be promptly investigated and treated confidentially to the extent reasonably possible. It is imperative that reporting persons not conduct their own preliminary investigations. Investigations of alleged violations may involve complex legal issues, and acting on your own may compromise the integrity of an investigation and adversely affect both you and NRG.

It is a violation of the law and NRG policies to retaliate against any personnel for reporting in good faith suspected violations of the NRG Code of Conduct or NRG policies. The Company will not tolerate retaliatory behavior. Allegations of retaliation for reporting concerns are very serious, and any such allegation will be thoroughly investigated. Employees may not attempt to determine who reported an incident. Confirmed allegations of retaliation will result in appropriate disciplinary action.

Failure to report improper behavior, knowingly making a false report, or refusing to cooperate with an investigation may be grounds for disciplinary action .

APPENDIX A: Foreign Corrupt Practices Act Policy

NRG ENERGY, INC.

Approved Policy on
The Foreign Corrupt Practices Act
and
Foreign Agents, Consultants and Joint Venture Partners

Policy

NRG Energy, Inc. (“NRG”) is committed to a high standard of business ethics and integrity worldwide. NRG will be law-abiding in any country in which it operates and will not intrude into the political affairs of any country.

NRG’s reputation depends not only on the actions of our employees, but also on the actions of our consultants, agents and joint venture partners. The actions of our consultants, agents and joint venture partners may bind NRG legally or expose NRG to liability to third parties. Therefore, it is NRG’s policy that its foreign consultants, agents and joint venture partners must demonstrate an ability and willingness to abide by NRG’s policies and ethical standards.

NRG will not cause or permit any director, officer, employee, agent or consultant to take any action that would result in violation of the laws or regulations of any country.

There will be timely and accurate accounting regarding all transactions engaged in by or on behalf of the company involving foreign officials, with particular attention to gifts, gratuities, contributions and the retention of agents and consultants as permitted under this policy.

Management will devise, maintain, document and monitor a system of internal accounting controls, which will provide reasonable assurance of compliance with this policy and the requirements of the United States Foreign Corrupt Practices Act of 1977 (the “Act” or the “FCPA”).

Foreign Corrupt Practices Act

The FCPA prohibits U.S. companies, their directors, officers, employees, agents and stockholders acting on their behalf from making improper payments, giving gifts or offering anything of value to foreign officials to obtain or retain business or to secure an improper advantage. Company policy requires that all directors, officers, employees, agents and consultants of NRG comply with the FCPA.

A. Definition of Foreign Official

Under the FCPA, the term “foreign official” includes any officer or employee of a foreign government or any department, agency or instrumentality thereof, or of a public international organization, or any person acting in an official capacity for or on behalf of any such government or department, agency, or instrumentality, or for or on behalf of any such public international organization. When in doubt, NRG employees should consult the NRG Legal Department for advice on whether a potential recipient of a payment is a “foreign official.”

B. Prohibited Acts

The following acts are prohibited by the FCPA:

1.	Authorizing, offering, paying, promising or delivering any payment, gift or favor intended to influence any foreign official or foreign political party on a matter within their responsibilities. For example, any payment to any foreign official for the purposes of obtaining or retaining sales of products or services to NRG, sales by NRG of NRG products or services, to win a bid or contract, or to obtain more favorable tax treatment is prohibited.

2.	Any indirect payment to a third party if the payor knows that the third party may make a prohibited payment. For example, any payment to an NRG agent or consultant where the payor is aware or has a firm belief that such agent or consultant may make an improper payment to a foreign official or foreign political party is prohibited. The NRG payor may not avoid this prohibition by deliberately ignoring or purposefully avoiding knowledge that a bribe may be paid.

3.	Establishing any undisclosed or unrecorded “slush” funds or assets; making any false or artificial entries in company books or records; failing to keep books, records and accounts in reasonable detail to reflect accurately the handling of money and other assets; and failing to maintain internal accounting controls sufficient to verify that no improper payments have been made.

C. Permissible Payments and Affirmative Defenses

The following payments may be made:

1.	Payments to a foreign official or foreign political party for the purpose of expediting or securing the performance of a routine governmental action. Payments for the following routine governmental actions are permissible: obtaining permits, licenses or other official documents to qualify to do business in a foreign country; processing governmental papers, such as visas and work orders; assuring police protection, mail pickup and delivery, or scheduling inspections associated with contract performance or inspections related to the transit of goods across country; and providing phone service, power and water supply, loading and unloading cargo or protecting perishable products or commodities from deterioration. Routine governmental action does not include any decision by a foreign official to encourage, to award, to continue or to modify the terms relating to any business with any NRG entity.

2.	Any payment that is lawful under the written laws and regulations of the foreign country.

3.	Any reasonable and bona fide expenditure directly related to the promotion, demonstration or explanation of NRG products or services or the execution or performance of a contract with a foreign government or agency, such as the travel and lodging expenses of a foreign official on a trip for such purposes.

D. Penalties

Violations of the anti-bribery provisions of the FCPA may result in criminal fines of up to $2,000,000 for corporations and $100,000 and five years imprisonment for individuals. Violations of the accounting provisions may result in fines of up to $25,000,000 for corporations and $5,000,000 and twenty years imprisonment for individuals. Under alternative fine provisions, a violator may be fined up to twice the benefit sought from making the improper payment. Fines imposed on individuals may not be paid by their employers.

Payments and the FCPA

Neither NRG nor any director, officer, employee, agent or consultant of NRG will directly or indirectly make or promise illegal payments or contributions, or engage in any other illegal conduct in order to influence customers, suppliers or governmental entities, including their officials or employees, to secure or retain business, to secure any improper advantage, to encourage any such employees or officials to fail to perform or to perform improperly their official functions or to influence legislation, nor undertake any of the acts prohibited by the FCPA, as summarized above. Neither NRG nor any director, officer, employee, agent or consultant of NRG will submit to extortion as a condition of doing business.

Political Contributions

Even where political contributions are legal, it is NRG’s policy, generally, not to make such contributions. Where it is legal and also appropriate under local custom, modest contributions may be made openly, but only to further the political process and not with the intent to influence a particular government official, candidate or party, and only on proper approval as specified in this policy. As noted below, any political contribution must be approved in advance by the Company’s Chairman and Chief Executive Officer.

Gifts and Gratuities

Gifts shall not be given or received except of nominal value. Where local custom is so strong that to refuse a gift, or to not reciprocate with a gift, would be considered an insult, a gift can be received or given but only upon proper approval and documentation.

Gratuities or tips to facilitate the obtaining of services that are supposed to be performed are not favored and are to be resisted. Outside the U.S., if there is a strong local custom for such gratuities, they will be tolerated but only if made in small amounts and if properly authorized, accounted for and reported and not otherwise in violation of this policy.

Agreements with Foreign Agents, Consultants and Joint Venture Partners

Due Diligence

Before entering into any agreement with a foreign consultant, agent or joint venture partner, NRG will conduct an appropriate background check. NRG will document the nature and results of the background check, and will maintain records of the background check.

The extent of the background check will vary depending on the circumstances. The responsible NRG business development personnel should determine the appropriate level of the background check on a case by case basis, in consultation with NRG’s Legal Department. In conducting background checks on agents and consultants the following factors, among others, must be considered in deciding whether to approve the engagement:

1.	Whether marketing conditions, local law or custom dictate the use of an agent or consultant.

2.	The qualifications of the agent or consultant to render assistance or advice.

3.	The reputation of the agent or consultant.

4.	The reasonableness of the compensation in relation to the type and amount of services to be rendered, to the facilities and support made available by the company and to the total revenues and gross profits expected to be obtained.

5.	Whether marketing expenses in the particular market, including the agent’s or consultant’s compensation, are reasonable in relation to total revenues and gross profit expected to be obtained.

Contracts

All contracts covered by this policy must be reviewed and approved by the NRG Legal Department before they are signed. NRG has a strong preference for using its own documents for these contracts. The NRG Legal Department has prepared the following standard documents for agreements with foreign consultants, agents and joint venture partners: Consulting Services Agreement, Memorandum of Understanding, Joint Venture Agreement, and Joint Bid Agreement. Copies of all contracts must be provided to and maintained by the NRG Legal Department.

At a minimum, contracts with foreign agents, consultants and joint venture partners must have appropriate FCPA language and conflict of interest provisions. In negotiating contracts, NRG personnel should convey that the principles underlying these contractual provisions are non-negotiable.

Under no circumstances shall the services to be furnished or the payment therefor be misrecorded nor shall any such transaction be used in any way, directly or indirectly, to obtain or conceal improper services or advantages of any kind.

Who Is Covered by This Policy?

This policy covers all consultants, agents and joint venture partners involved in NRG investments or projects outside the United States. For example, agreements with the following are covered by this policy: (a) any developer or consultant retained by NRG to assist in a bid for or the development of a foreign project; (b) any agent or consultant whose scope of work may include interaction with foreign government officials, including officers, directors or employees of state owned or controlled enterprises; and (c) any joint venture partner who may share in the equity ownership of a project with NRG, or who will receive a success fee at financial closing.

Approval Procedures

All written requests, reports and approvals should follow the approval procedure outlined below:

1.	For political contributions, any exception to the general policy against such contributions must be approved by the Chief Executive Officer and Corporate Compliance Officer.

2.	For gifts to foreign officials having a nominal value of $100 or more, the Corporate Compliance Officer must approve and must also determine whether a gift of such value received by an employee from a foreign official more properly should be considered the property of the Company.

3.	Gratuities or tips to a foreign official to facilitate the obtaining of routine governmental services or action must be approved by and reported to the Corporate Compliance Officer.

4.	All requests for retention or use of agents and consultants outside the U.S. must be approved by the Corporate Compliance Officer. In the case of all such agents and consultants, each such request shall contain a written memorandum approved by the Corporate Compliance Officer containing all required information about the agent or consultant and the relationship proposed. If approval is granted, a suitable contract shall be drafted, which shall contain the terms required by this policy.

Implementation Responsibilities

1.	Interpretation of this policy will be by the Corporate Compliance Officer and the General Counsel.

2.	Management of NRG, including all officers, directors, managers, accounting managers, controllers and other financial personnel having authority over disbursement of funds and all managers and business development personnel with responsibilities that include business development and marketing outside of the U.S., will be required to certify annually that they have read and understand this policy, that they have no knowledge of any violations of the policy and that they have taken appropriate steps to see that those reporting to them have read and understand the policy.

4.	Every employee of NRG is expected to be candid and cooperate in communications with to NRG’s auditors and to the employees of NRG’s independent auditor.

5.	Appropriate disciplinary action up to and including dismissal will be taken against employees who violate this policy.

6.	The General Counsel will be responsible for keeping this policy updated to reflect experiences and changes in laws or regulations.

APPENDIX B: Securities Trading and Non-Disclosure Policy

Please read this Insider Trading Policy carefully and make sure you understand it. If you have any questions about it, please contact the General Counsel’s office.

After you have read and understand this policy, please sign and return the certification to the Office of the General Counsel

The Need for a Policy Statement

Federal and state laws prohibit certain buying, selling, or making other transfers of securities by persons who have material information relating to those securities that is not generally known or available to the public. These laws also prohibit persons with material nonpublic information concerning an issuer of securities from disclosing this information to others who may trade in such securities.

NRG Energy, Inc. (“NRG” or the “Company”) has adopted the following policy regarding trading in securities by directors, officers, employees and consultants who have material nonpublic information. For purposes of this policy, “trading” includes purchases and sales of stocks, bonds, debentures, options, puts, calls and other securities and also includes sales of stock you acquire by exercising employee stock options and other trades you make pursuant to an investment direction under an employee benefit plan.

You are responsible for ensuring that you do not violate federal or state securities laws or this policy. We designed this policy to promote compliance with applicable securities laws and to protect the Company and you from the serious liabilities and penalties that can result from violations of these laws. This policy is not intended to restrict or prohibit lawful trading activities.

If you violate the insider trading laws, you may have to pay civil fines for up to three times the profit gained or loss avoided by unlawful trading, as well as criminal fines of up to $5,000,000. You also may have to serve a jail sentence of up to 20 years. In addition, the Company could be subject to a civil fine of up to the greater of $1,000,000 and three times the profit gained or loss avoided as a result of any unlawful trading violations by you. The Company could face criminal penalties of up to $25,000,000.

Both the SEC and the New York Stock Exchange are very effective at detecting and pursuing insider trading cases. The SEC has successfully prosecuted cases against employees trading through foreign accounts, trading by family members and friends, and trading involving only a small number of shares. Therefore, it is important that you understand the breadth of activities that constitute illegal insider trading.

Our Policy

1.	You may not trade in the stock or other securities of any company when you know material nonpublic information about that company. This prohibition against “insider trading” applies to trading in securities of NRG, as well as to trading in the securities of other companies, such as the Company’s material customers, suppliers, or firms with which the Company may be negotiating a major transaction.

2.	You may not convey material nonpublic information about a company to others or suggest that anyone purchase or sell any company’s securities while you are aware of material nonpublic information about that company. This practice, known as “tipping,” also violates the securities laws and can result in the same civil and criminal penalties that apply if you engage in insider trading directly, even if you do not receive any money or derive any benefit from trades made by persons to whom you passed material nonpublic information. This prohibition against “tipping” applies to information about NRG and its stock, as well as to information about other companies, such as the Company’s material customers, suppliers, or firms with which the Company may be negotiating a major transaction. It also applies to information disclosed in an internet bulletin board or chat room. This policy does not restrict legitimate business communications on a “need to know” basis, where you have a basis to expect that the other person will not trade while in possession of the information.

These restrictions also apply to any member of your immediate family, anyone living in your household, anyone acting on your behalf, or anyone on whose behalf you are acting, and you are responsible for compliance with these policies by those persons. Even a casual remark to a friend or a family member may find its way to a broker, thereby requiring NRG to make a premature or unplanned public announcement of such information. The SEC and federal prosecutors may presume that trading by family members (including children away at school) is based on information you supplied and treat any such transactions as if you had traded yourself. There is no exception for small transactions or transactions that may seem necessary or justifiable for independent reasons, such as the need to raise money for an emergency expenditure.

Definition of Material Nonpublic Information

Material Information

Information is material if there is a substantial likelihood that a reasonable investor would consider it important in deciding whether to buy, hold or sell a security. Remember that even if the information is not material to NRG, it may nevertheless be material to another company, and our policies therefore apply to your trading in other companies’ stock. Any information that you could expect to affect the price of the security is material. Common examples of information that may be material include:

•	Earnings information, including revenue results, contracting activity or other revenue projections.

•	News about a major contract award or cancellation of an existing contract.

•	Financial projections, forecasts or budgets.

•	Mergers, joint ventures, acquisitions, dispositions, tender offers, acquisition or sale of a business segment or unit, or other significant changes in assets.

•	New products or discoveries or significant developments regarding customers or suppliers.

•	Changes in senior management or other major personnel changes.

•	Changes in dividend policy, declaration of a stock split or the offering of additional securities.

•	Financial liquidity problems.

•	Changes in pricing or discount policies.

•	Significant legal exposure due to actual, pending or threatened litigation.

•	Changes in the Company’s auditors or a notification from its auditors that the Company may no longer rely on the auditors’ audit report.

•	Major events regarding the Company’s securities.

Both positive and negative information can be material. Federal and state investigators will scrutinize a questionable trade after the fact with the benefit of hindsight, so it is advisable to err on the side of caution. Even the appearance of an improper transaction must be avoided to preserve NRG’s reputation for adhering to a high standard for ethical conduct. If you have questions regarding specific information, please contact the General Counsel’s office.

Nonpublic Information

Nonpublic information is information that is not generally known or available to the public. We consider information to be available to the public only when:

•	it has been released to the public through appropriate channels, e.g., by means of a press release or a widely disseminated statement from a senior officer, and

•	enough time has elapsed to permit the investment market to absorb and evaluate the information.

As a general rule, you should consider information to be nonpublic until one (1) full trading day after public disclosure.

Unauthorized Disclosure

All employees, executive officers and directors must maintain the confidentiality of NRG information for competitive, security and other business reasons, as well as to comply with securities laws. All information you learn about the Company or its business plans is potentially material nonpublic information that you should treat as confidential and proprietary to the Company. You may not disclose it to others, such as family members, other relatives, or business or social acquaintances. This applies no matter where you live or where the receiver of information lives. Additionally, do not disclose material non-public information to anyone, including co-workers, unless the person receiving the information has a legitimate business need to know. You must use caution when discussing material nonpublic information in public places or anywhere else where a conversation can be overheard. You should not discuss proprietary or confidential information in public places, such as restaurants or airplanes, or on cellular phones.

Also, legal rules govern the timing and nature of our disclosure of material information to outsiders or the public. Violation of these rules could result in substantial liability for you, the Company and its management. For this reason, we permit only specifically designated representatives of the Company to discuss the Company with the news media, securities analysts and investors and only in accordance with the Company’s Investor Communications Policy. If you receive inquiries of this nature you should refer them to our Communications Group.

In the event you make, or believe you may have made, an unauthorized disclosure, you must immediately provide complete information regarding such disclosure to the Communications Group and the Office of the General Counsel, who shall determine the appropriate response to such disclosure.

When and How You Can Trade Company Stock

Following are procedures that all employees may follow to reduce the likelihood that they will be viewed as engaged in insider trading or tipping. Executive officers and members of the Company’s Board of Directors are required to comply with these procedures at all times.

Blackout Periods

The Company has imposed quarterly blackout periods during which executive officers, directors and certain other employees may not effect any transactions in NRG stock. This includes broker orders placed before the beginning of the blackout period but not fully confirmed.

The quarterly blackouts start two weeks before the end of the calendar quarter and end on the close of business of the next business day following release of the quarterly or annual earnings. Directors, executive officers and other affected personnel will be notified each quarter of the exact dates of that quarter’s blackout periods.

From time to time the Company may impose additional blackout periods. In such events, the General Counsel’s office will notify directors, executive officers and other affected personnel of restrictions on transactions involving the purchase or sale of the Company’s securities and on not disclosing to others the fact that a blackout period has been imposed.

Additionally, the Sarbanes-Oxley Act of 2002 requires the Company to absolutely prohibit all purchases, sales or transfers of Company stock by directors and executive officers during a pension fund blackout period. A pension fund blackout period exists whenever 50% or more of the plan participants are unable to conduct transactions in their accounts for more than three consecutive days. These blackout periods typically occur when there is a change in the retirement plan’s trustee, record keeper or investment manager. Notice of any such blackout period will be provided.

Exceptions

Prearranged Trading Plans — An SEC rule, Rule 10b5-1(c), provides a defense from insider trading liability if trades occur pursuant to a pre-arranged “trading plan” that meets specified conditions. Directors and executive officers considering establishing a Rule 10b5-1(c) trading plan must obtain preclearance from the Office of the General Counsel at the time the trading plan is established.

NRG Energy, Inc. Employee Stock Purchase Plan — The purchase of shares under the Company’s Employee Stock Purchase Plan (but not the sale of any shares that have been purchased) is exempt from this policy.

Trading Preclearance

The Company requires its executive officers and directors, as well as other people who have been notified by the General Counsel’s office that they are subject to the Company’s preclearance policy, to contact the General Counsel’s office in advance of affecting any purchase, sale or other trading of Company stock and to obtain prior approval of the transaction. To the extent this preclearance policy applies to any individual, it also applies to members of the individual’s immediate family, anyone living in the individual’s household, anyone acting on behalf of the individual or anyone on whose behalf the individual is acting.

The preclearance policy does not apply to a stock option exercise if the option is to be exercised and no shares are to be sold, but it does apply to sales of stock issued upon the exercise of stock options, including same-day sales and cashless exercises.

Any transaction that receives approval under the preclearance policy must be confirmed within two business days after the approval is obtained, but regardless may not be executed if you acquire material nonpublic information during that time. If a transaction is not confirmed within the two business day period, the transaction must be approved again before it is executed.

If a proposed transaction is not approved under the preclearance policy, you should refrain from initiating any transaction in Company stock, and you should not inform anyone of the restriction.

Reporting of Transactions

SEC rules impose reporting obligations on executive officers, directors and 10% shareholders. If there is any change in the beneficial ownership of NRG securities by such an insider, that person is generally required to file a Form 4 with the SEC reporting the change within two business days. Failure to timely file Form 4s results in disclosure of the delinquent filing in the Company’s proxy, or, in more serious cases, SEC enforcement actions or fines. While SEC rules impose the obligation for preparing and filing Form 4s upon the insider, the Company provides assistance in preparation and filing.

“Short-Swing” Transactions

Under SEC rules, profits realized through “short-swing transactions” by directors or executive officers belong, with certain limited exceptions, to the Company. Generally, a “short-swing transaction” is any purchase and sale (or the converse) that takes place within a six-month period. The profit is computed using the highest sale price and lowest purchase price during the transaction period.

Whether the insider had material nonpublic information at any point during the transaction period is immaterial. The Company or any of its equity shareholders may bring suit to allow the Company to recover the profit within two years of the insider’s realization of profit.

Contacts

For assistance with any of the matters discussed in this memorandum, please contact the Office of the General Counsel.

CERTIFICATION

I have received the NRG Energy, Inc. Insider Trading Policy. I certify that I have read, understand and will comply with that policy. I understand that my failure to comply in all respects with NRG’s policies, including the Insider Trading Policy, is basis for termination of my employment or relationship with the Company.

Sign Here	Date:

Name:

99900.11586 EMF—US 26862253v3